Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:

Investor Relations	Carl Hymans
Tiens Biotech Group (USA), Inc.	G. S. Schwartz & Co.
Tel: +86-22-8213-7915	Tel: 212-725-4500
Fax: +86-22-8213-7667	Fax: 212-725-9188
Email: investor@tiens-bio.com	Email: carlh@schwartz.com
http://www.tiens-bio.com

TIENS BIOTECH GROUP (USA) REPORTS FIRST QUARTER RESULTS

NEW YORK - May 15, 2008 -Tiens Biotech Group (USA), Inc. (the “Company” or “Tiens”), (Amex: TBV), www.tiens-bio.com, announced financial results for the first quarter ended March 31, 2008.

Revenue for the first quarter of 2008 was $12.8 million compared to $16.2 million for the first quarter of 2007.

Net income for the first quarter of 2008 was $3.6 million, or $0.05 per share, compared to net income of $6.5 million, or $0.09 per share for the first quarter of 2007.

Revenue by Region

For the first quarter of 2008, revenue in China was $6.1 million compared to $7.2 million for the first quarter of 2007. Sales in China reflect the continued uncertainty regarding the effect of direct selling regulations and the timing of the direct selling license application process and approval. The application of Tianshi Engineering for a direct selling license in China is still pending and until the application is approved, Tianshi Engineering will continue to sell Tiens’ products through its branches, affiliated companies and chain stores in China.

For the first quarter of 2008, international revenue was $6.7 million, compared to $9.0 million for the first quarter of 2007.

The change in international sales reflects China’s General Administration of Quality Supervision, Inspection and Quarantine’s (AQSIQ) ongoing national campaign in China against unsafe food and substandard products. As a result of this campaign by the AQSIQ, there has been a general slow-down and backlog of export clearances for Chinese food products. As a result of these delays, Tiens’ international affiliates were not able to purchase sufficient quantities of its products to meet their demand. However, it is important to note that to date, no problems have been identified with any of Tiens’ products. The campaign, which began in August 2007, was originally scheduled to finish at the end of 2007, is currently scheduled to continue throughout 2008.

Other Highlights

Cost of sales for the first quarter of 2008 was $4.0 million compared to $4.4 million for the same period in 2007. This decrease was primarily due to the decrease in sales revenue. The decrease in cost of sales was not in line with the decrease in revenue due to increases in the cost of our raw materials, and a strong remenbi compared to the dollar.

Gross profit for the first quarter of 2008 was $8.8 million compared to $11.8 million for the first quarter of 2007. The gross profit margin for the first quarter of 2008 was 68.5%, compared to 72.7% for the first quarter of 2007. The decreases reflect the aforementioned cost of raw materials which increased while the price at which products were sold remained constant.

Selling, general and administrative expenses were $3.2 million for the first quarter of 2008 and 2007. The selling and administrative expenses as a percentage of sales was 25.3% for the first quarter of 2008 compared to 20.1% for the same period in 2007. This increase reflects the fixed costs associated with selling, general and administrative expenses and the decline in revenue.

As of March 31, 2008, Tiens had $82.3 million of retained earnings and total shareholders' equity of $121.0 million.

Jinyuan Li, Chairman, President and CEO of Tiens, said, “We continue to face the challenges of the current direct selling environment in China and delays in exporting our products internationally. Our high quality products have remained beyond reproach by the national campaign in China to prevent the export of unsafe products. We see future opportunities including the development of new products and enhancing our current manufacturing capabilities as part of our strategic initiatives to best position Tiens for long term domesic and international growth.”

About Tiens Biotech Group (USA), Inc. www.tiens-bio.com.

Tiens Biotech Group (USA), Inc. (AMEX:TBV) conducts its business operations from Tianjin, People’s Republic of China. Tiens primarily engages in the research, development, manufacturing, and marketing of nutrition supplement products, including wellness products and dietary nutrition supplement products, and personal care products.

Tiens derives its revenues principally from product sales to affiliated companies in China and internationally in 52 countries. Since its establishment, Tiens has developed and produced 33 nutrition supplements, which include wellness products and dietary supplements. Tiens develops its products at its own product research and development center, which employs highly qualified professionals in the fields of pharmacology, biology, chemistry and fine chemistry. Tiens has obtained all required certificates and approvals from government regulatory agencies to manufacture and sell its products in China.

In China, Tiens conducts the marketing and sales of its products through its affiliated company, Tianshi Engineering. Tianshi Engineering markets and sells Tiens’ products in China through chain stores, domestic affiliated companies, and its 100 branches. Outside of China, Tiens sells its products to affiliated companies in 52 countries who in turn sell through an extensive direct sales force, or multi-level marketing sales force. The Company’s direct sales marketing program is subject to governmental regulation in each of these countries.

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such forward-looking statements are not necessarily indicative of future financial results, and may involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. The Company's future operating results are dependent upon many factors, including but not limited to: (i) the Company's ability to obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) the Company's ability to build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; (iv) whether the Company continues to experience delays in the export clearance of its products; (v) whether Tianshi Engineering, the Company’s affiliate which sells its products in China, obtains a direct selling license in China; and (vi) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission which are available for review at http://www.sec.gov under "Search for Company Filings."

-Tables Follow-

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	2008 (Unaudited)	2007 As Adjusted (See Note 1)
REVENUE - RELATED PARTIES	$12,820,821	$16,236,789

COST OF SALES - RELATED PARTIES	4,040,060	4,435,599

GROSS PROFIT	8,780,761	11,801,190

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,247,199	3,264,907

INCOME FROM OPERATIONS	5,533,562	8,536,283

(Interest expense)	(52,584)	(105,222)
Interest income	237,332	629,913
Other expense income, net	259,423	(74,479)
OTHER EXPENSE INCOME, NET	444,171	450,212
INCOME BEFORE PROVISION FOR INCOME TAXES
AND MINORITY INTEREST	5,977,733	8,986,495

PROVISION FOR INCOME TAXES	1,480,394	711,010

INCOME BEFORE MINORITY INTEREST	4,497,339	8,275,485

MINORITY INTEREST	888,437	1,753,218

NET INCOME	3,608,902	6,522,267

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	4,423,860	1,389,352

COMPREHENSIVE INCOME	$8,032,762	$7,911,619

EARNINGS PER SHARE, BASIC AND DILUTED	$0.05	$0.09

WEIGHTED AVERAGE NUMBER OF SHARES	71,333,586	71,333,586

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

A S S E T S

	March 31, 2008 (unaudited)	December 31, 2007 As Adjusted (See Note 1)
CURRENT ASSETS:
Cash	$58,160,829	$54,081,848
Accounts receivable, trade - related parties, net of allowance for doubtful accounts of $59,412 and $71,700 as of March 31, 2008 and December 31, 2007, respectively	11,822,927	14,268,229
Accounts receivable, trade - third parties	---	104,398
Inventories	6,649,229	5,949,963
Other receivables	851,436	1,068,343
Other receivables - related parties	12,744,336	13,887,138
Employee advances	118,583	65,901
Prepaid expenses	533,330	623,638
Total current assets	90,880,670	90,049,458

PROPERTY, PLANT AND EQUIPMENT, net	16,135,968	16,071,900

OTHER ASSETS:
Construction in progress	46,332,756	39,792,774
Construction deposits	1,036,204	1,089,216
Intangible assets, net	9,576,608	9,246,879
Other assets	5,569,703	5,301,847
Total other assets	62,515,271	55,430,716

Total assets	$169,531,909	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2008 AND DECEMBER 31, 2007

L I A B I L I T I E S A N D S H A R E H O L D E R S' E Q U I T Y

	March 31,	December 31,
	2008 (Unaudited)	2007 As Adjusted (See Note 1)
CURRENT LIABILITIES:
Accounts payable	$4,085,944	$4,070,906
Advances from customers - related parties	1,772,749	1,700,838
Wages and benefits payable	1,096,302	1,250,685
Other taxes payable	175,324	536,819
Income taxes payable	1,740,778	665,736
Contractor deposits	329,665	595,128
Contractor payables	8,666,740	7,820,285
Other Payables	1,342,448	1,133,539
Other payables - related parties	4,885,515	7,938,205
Dividend payable to minority interest	5,106,666	4,902,629
Current portion of long term debt, related party	2,130,000	2,130,000
Total current liabilities	31,302,131	32,744,760

NON-CURRENT LIABILITIES:
Long term debt, net of current portion, related party	4,267,742	4,267,742
Other payables-non-current	560,526	538,130
Deferred income	5098,771	4,895,049
Total non-current liabilities	9,927,039	9,700,921

Total liabilities	41,229,170	42,445,681

MINORITY INTEREST	7,307,647	6,144,063

SHAREHOLDERS' EQUITY:
Common stock, $0.001 par value, 250,000,000 shares authorized,
71,333,586 issued and outstanding, respectively	71,334	71,334
Paid-in-capital	8,842,009	8,842,009
Statutory reserves	9,420,783	9,420,783
Retained earnings	82,277,062	78,668,160
Accumulated other comprehensive income	20,383,904	15,590,044
Total shareholders' equity	120,995,092	112,962,330
Total liabilities and shareholders' equity	$169,531,909	$161,552,074

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

	Three months ended March 31
	2008 (Unaudited)	2007 As Adjusted (See Note 1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$3,608,902	$6,522,267
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Provision for doubtful accounts	(12,288)	(2,819)
Minority interest	888,437	1,753,218
Depreciation	683,155	700,148
Amortization	60,894	58,597
Interest income	(53,159)	(405,211)
(Gain) loss on sale of assets	(8,431)	--
(Increase) decrease in assets:
Accounts receivable, trade - related parties	(3,914,933)	(3,633,193)
Accounts receivable, trade - third parties	106,413	--
Other receivables	255,386	(16,831)
Other receivables - related parties	(198,638)	599,858
Inventories	(441,968)	653,771
Employee advances	(48,871)	18,164
Prepaid expense	112,341	(107,382)
Increase (decrease) in liabilities:
Accounts payable	(169,891)	(902,938)
Advances from customers - related parties	1,102	(43,110)
Wages and benefits payable	(200,580)	(11,718)
Other taxes payable	649,299	398,094
Other payables	158,270	(152,536)
Other payables - related parties	125,300	(297,067)
Net cash provided by operating activities	1,600,740	5,131,312

CASH FLOWS FROM INVESTING ACTIVITIES:
Loan to (from) related parties	1,403,831	(1,032,080)
Acquisition of intangible assets	--	(127,996)
Construction deposits	96,237	207,822
Contractor deposits	(284,016)	--
Addition to construction in progress	(4,257,203)	(5,926,815)
Purchase of equipment and automobiles	(123,344)	(296,416)
Net cash used in investing activities	(3,164,495)	(7,175,485)

CASH FLOWS FROM FINANCING ACTIVITIES:
Loan from related parties	3,489,184	374,129
Increase in registered share capital	--	5,500,010
Payments to minority interest shareholder	--	(6,676,102)
Net cash provided by (used in) financing activities	3,489,184	(801,963)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,153,552	509,087

INCREASE IN CASH	4,078,981	(2,337,049)

CASH, beginning of year	54,081,848	55,214,540

CASH, end of year	$58,160,829	$52,877,491

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest (net of amount capitalized)	$--	$--
Income taxes	$455,480	$700,941

Note 1.

On December 20, 2007, the Company’s subsidiary, Tianshi International Holdings Group Ltd (“Tianshi Holdings”), entered into a Sale and Purchase Agreement with Tianshi International Investment Group Co., Ltd. (“Tianshi Investment”). Pursuant to the Sale and Purchase Agreement, Tianshi Holdings agreed to buy all of the registered share capital of Tianjin Tiens Life Resources Co., Ltd. (“Life Resources”) for $64.2 million. The closing of the transaction was subject to government approval of transfer of all of the share capital of Life Resources to Tianshi Holdings. On March 13, 2008, the Chinese government approved the transfer. As Tianshi Holdings and Life Resources were under common control by Jinyuan Li before the combination, the combination was treated for accounting purposes as a pooling of interests. The balance sheet of the Company at December 31, 2007 and comparative interim financial statements for the corresponding periods of the preceding fiscal year were adjusted as if Life Resources had been combined before January 1, 2007.

TIENS BIOTECH GROUP (USA), INC. AND SUBSIDIARIES
REVENUE BY REGION

	Three months
	ended March 31,

	2008	2007	Change

China	$6,105,779	$7,210,301	-15.3%
International	$6,715,042	$9,026,488	-25.6%
Total	$12,820,821	$16,236,789	-21.0%